FOR IMMEDIATE RELEASE

Iron Mountain Reports Third Quarter 2017 Results
Fourth Quarter Dividend per Share Increased by 7%

BOSTON – October 24, 2017 – Iron Mountain Incorporated (NYSE: IRM), the storage and information management services company, announces financial and operating results for the three and nine months ended September 30, 2017. The conference call / webcast details, earnings call presentation and supplemental financial information, which includes definitions of certain capitalized terms used in this release and reconciliations of non-GAAP measures to the appropriate GAAP measures, are available on Iron Mountain’s Investor Relations website at http://investors.ironmountain.com/company/for-investors/events-and-presentations/events/event-details/2017/Q3-2017-Iron-Mountain-Incorporated-Earnings-Conference-Call-/default.aspx or by clicking HERE.

Financial Performance Highlights

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Total Revenues, on a reported basis, for the third quarter of 2017 were $966 million, compared with $943 million in 2016. On a constant dollar (C$) basis, Total Revenues grew 1.4% compared to the prior year. Year to date, Total Revenues were $2.85 billion, compared with $2.58 billion in 2016, an increase of 10.7% on a C$ basis, reflecting the benefit from the acquisition of Recall Holdings Limited (“Recall”), which closed on May 2, 2016.

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Income from Continuing Operations for the third quarter was $25 million, compared with $6 million in the third quarter of 2016. Income from Continuing Operations included $18 million of Recall Costs in the third quarter of 2017, compared with $34 million in the third quarter of 2016. Year to date, Income from Continuing Operations was $167 million, compared with $54 million in 2016. Year-to-date, Recall Costs were $59 million in 2017 compared with $103 million in 2016. For the third quarter 2017, Income from Continuing Operations included $48 million of debt extinguishment charges associated with U.S. and Canadian debt refinancing activity.

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Adjusted EBITDA, on a reported dollar basis, for the third quarter of 2017 was $323 million, compared with $294 million in 2016. On a C$ basis, Adjusted EBITDA increased by 8% reflecting higher margins associated with cost synergies from the Recall acquisition as well as the company’s Transformation Initiative. Year to date, Adjusted EBITDA was $934 million, compared with $791 million in 2016 or an increase of 18% on a C$ basis, reflecting the benefit from the Recall acquisition.

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Reported EPS - Fully Diluted from Continuing Operations for the third quarter was $0.10 compared with $0.02 for the third quarter of 2016. Year to date, Reported EPS - Fully Diluted from Continuing Operations was $0.62 compared with $0.22 in 2016. The quarter and year-to-date increase in Reported EPS was driven by improved margins and lower Recall Costs in 2017, partially offset by the $48 million of debt extinguishment charges referenced above.

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Adjusted EPS for the third quarter was $0.31, compared with $0.27 in 2016, an increase of 15%. Adjusted EPS for the third quarter reflects a structural tax rate of 21.5%, compared with a structural tax rate of 18.6% in 2016. Year to date, Adjusted EPS was $0.85 compared with $0.80 in 2016.

•	Net Income for the third quarter was $24 million compared with $8 million in 2016. Year to date, Net Income was $164 million compared with $58 million in 2016.

•	FFO (Normalized) per share was $0.55 for the third quarter, compared with $0.50 in 2016. Year to date, FFO (Normalized) per share was $1.58, compared with $1.49 in 2016.

•	AFFO was $210 million for the third quarter compared with $176 million in 2016, an increase of 19%. Year to date, AFFO was $598 million, compared with $499 million in 2016.
Dividend
Based upon the continued demonstration of growth and durability of cash flows, our board of directors declared a quarterly cash dividend of $0.5875 per share for the fourth quarter, up 6.8% from our third quarter dividend per share of $0.5500.

Guidance
The company is maintaining its 2017 full-year guidance; details are available on Page 6 of the Supplemental Financial Information.

Forward Looking Statement
Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws and is subject to the safe-harbor created by such Act. Forward-looking statements include, but are not, limited to, our financial performance outlook and statements concerning our operations, economic performance, financial condition, goals, beliefs, future growth strategies, investment objectives, plans and current expectations, such as 2017 guidance. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors. When Iron Mountain uses words such as "believes," "expects," "anticipates," "estimates" or similar expressions, it is making forward-looking statements. Although Iron Mountain believes that its forward-looking statements are based on reasonable assumptions, Iron Mountain’s expected results may not be achieved, and actual results may differ materially from its expectations. In addition, important factors that could cause actual results to differ from Iron Mountain’s expectations include, among others: (i) Iron Mountain’s ability to remain qualified for taxation as a real estate investment trust for United States federal income tax purposes; (ii) the adoption of alternative technologies and shifts by Iron Mountain’s customers to storage of data through non-paper based technologies; (iii) changes in customer preferences and demand for Iron Mountain’s storage and information management services; (iv) the cost to comply with current and future laws, regulations and customer demands relating to data security and privacy issues, as well as fire and safety standards; (v) the impact of litigation or disputes that may arise in connection with incidents in which we fail to protect Iron Mountain’s customers' information; (vi) changes in the price for Iron Mountain’s storage and information management services relative to the cost of providing such storage and information management services; (vii) changes in the political and economic environments in the countries in which Iron Mountain’s international subsidiaries operate and changes in the global political climate; (viii) Iron Mountain’s ability or inability to complete acquisitions on satisfactory terms and to integrate acquired companies efficiently; (ix) changes in the amount of Iron Mountain’s capital expenditures; (x) changes in the cost of Iron Mountain’s debt; (xi) the impact of alternative, more attractive investments on dividends; (xii) the cost or potential liabilities associated with real estate necessary for Iron Mountain’s business; (xiii) the performance of business partners upon whom Iron Mountain depends for technical assistance or management expertise outside the United States; (xiv) other trends in competitive or economic conditions affecting Iron Mountain’s financial condition or results of operations not presently contemplated; and (xv) other risks described more fully in our filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in our periodic reports or incorporated therein. In addition, the benefits of the Recall transaction, including potential cost synergies, accretion and other synergies (including tax synergies), may not be fully realized or may take longer to realize than expected. You should not rely upon forward-looking statements except as statements of Iron Mountain’s present intentions and of its present expectations, which may or may not occur. Except as required by law, Iron Mountain undertakes no obligation to release publicly the result of any revision to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

About Iron Mountain
Iron Mountain Incorporated (NYSE: IRM) is the global leader for storage and information management services. Trusted by more than 230,000 organizations around the world, Iron Mountain boasts a real estate network of more than 85 million square feet across more than 1,400 facilities in 53 countries dedicated to protecting and preserving what matters most for its customers. Iron Mountain’s solutions portfolio includes records management, data management, document management, data centers, art storage and logistics, and secure shredding to help organizations to lower storage costs, comply with regulations, recover from disaster, and better use their information. Founded in 1951, Iron Mountain stores and protects billions of information assets, including critical business documents, electronic information, medical data and cultural and historical artifacts. Visit www.ironmountain.com for more information.

Investor Relations Contacts:
Melissa Marsden	Faten Freiha
Senior Vice President, Investor Relations	Director, Investor Relations
melissa.marsden@ironmountain.com	faten.freiha@ironmountain.com
(617) 535-8595	(617) 535-8404

Media Contacts:
Christian T. Potts	Kaitlyn Rawlett
Senior Manager, Corporate Communications	Weber Shandwick
Christian.Potts@ironmountain.com	KRawlett@webershandwick.com
(617) 535-8721	(212) 445-8082